BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20160015892-44 |
| Secretary of State | Filing Date and Time: 01/13/2016 11:13 AM |
| State of Nevada | Entity Number: E0278942014-6 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

On the Move Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV - Authorized Shares is hereby amended to delete in its entirety the designations, rights and preferences of a series consisting of 4,000,000 shares of preferred stock entitled Series A Convertible Preferred Stock (the "Old Series A Preferred") appearing under the subheading "Series A Convertible Preferred Stock" and replace it with the following. No shares of the previously designated Old Series A Preferred were ever issued.

[continued on Exhibit A attached hereto and incorporated herein by such reference]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**Series A Convertible Preferred Stock**

1. Designation and Number of Shares. There shall be a series of Preferred Stock that shall be designated as Series A Convertible Preferred Stock, ("**Series A Stock**") and the number of shares constituting such series shall be two million (2,000,000) shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. The stated value shall be $1.25 per share ("**Stated Value**").

2. Ranking. Unless otherwise provided by the Corporation's Board of Directors in any subsequent series of Preferred Stock that such series shall have a senior ranking to the Series A Stock (the "**Senior Series**"), the Series A Stock shall rank prior to all classes of the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created (the "**Junior Securities**"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("**Liquidation**"), the holders of record of the shares of the Series A Stock shall be entitled to receive assets and funds prior to all classes of the Junior Securities but junior to any then designated Senior Series. The amount of the preference shall be equal to the aggregate Stated Value of the Series A Stock outstanding. If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Stock shall be insufficient to permit payment in full to the holders of the Series A Stock, then the entire assets and funds of the Corporation legally available for distribution to such holders then outstanding shall be distributed ratably among the holders of the Series A Stock based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series A Stock.

4. Dividends. Holders of the Series A Stock shall not be entitled to the payment of a dividend.

5. Conversion Rights.

   (a) Voluntary Conversion. Each holder of record of shares of Series A Stock may convert the Series A Stock into shares of Common Stock based upon the Conversion Formula; *provided, however*, that without the prior written consent of the Corporation no more than an aggregate of two hundred thousand (200,000) shares of Series A Stock may be converted by the holder into shares of Common Stock every six (6) months. For example, and to avoid any ambiguity, if the holder converts 200,000 shares on January 1 the holder shall not be entitled to convert any additional shares until the period beginning the following July 1.

   (b) Conversion Formula. Each holder of record of shares of the Series A Stock shall have the right to convert all or part of such holder's shares of Series A Stock into one fully paid and non-assessable share of Common Stock (the "**Conversion Formula**"). All Common Stock, which may be issued upon conversion of the Series A Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(c) Mechanics of Conversion. Before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, within five (5) business days, issue and deliver at such office to such holder of Series A Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the "**Conversion Date**."

6. Anti-Dilution Provisions. During the period in which any shares of Series A Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series A Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series A Stock upon the happening of certain events as follows:

(a) Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series A Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series A Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series A Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled, and (ii) all other obligations of the Corporation hereunder. The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases. Unless otherwise provided herein, holders shall not be required to convert Series A stock pursuant to this Section 6(a).

(b) Adjustment of Conversion Formula upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Formula pursuant to Section 5(b) hereof in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Formula pursuant to

Section 5(b) hereof in effect immediately prior to such combination will be proportionately increased.

(c) Notice of Adjustment. Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than ten (10) days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Formula issuable upon exercise of each share of Series A Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Corporation may, but shall not be obligated to, retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7. Voting Rights. Holders of Series A Stock shall have no voting rights except as required by law, including, but not limited, to the Nevada Revised Statutes.

8. Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

9. Miscellaneous.

(a) The shares of the Series A Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth herein.

(b) The holders of the Series A Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c) Holders of fifty-one percent (51%) of the outstanding shares of Series A Stock may, voting as a single class, elect to waive any provision of these designation of the Series A Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Stock.

**Series B Convertible Preferred Stock**

1. Designation and Number of Shares. There shall be a series of Preferred Stock that shall be designated as Series B Convertible Preferred Stock, ("**Series B Stock**") and the number of shares constituting such series shall be eight million (8,000,000) shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; *provided, however*, that no decrease shall reduce the number of shares of Series B Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. The stated value shall be $1.00 per share ("**Stated Value**").

2. Ranking. Unless otherwise provided by the Corporation's Board of Directors in any subsequent series of Preferred Stock that such series shall have a senior ranking to the Series B Stock (the "**Senior Series**"), the Series B Stock shall rank prior to all classes of the Corporation's Series A Convertible Preferred Stock, Common Stock and any class or series of capital stock of the Corporation hereafter created (collectively, the "**Junior Securities**"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("**Liquidation**"), the holders of record of the shares of the Series B Stock shall be entitled to receive assets and funds prior to all classes of the Junior Securities. The amount of the preference shall be equal to the aggregate Stated Value of the Series B Stock outstanding. If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series B Stock shall be insufficient to permit payment in full to the holders of the Series B Stock, then the entire assets and funds of the Corporation legally available for distribution to such holders then outstanding shall be distributed ratably among the holders of the Series B Stock based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series B Stock.

4. Dividends. Holders of the Series B Stock shall not be entitled to the payment of a dividend.

5. Conversion Rights.

   (a) Voluntary Conversion. Each holder of record of shares of Series B Stock may convert all or part of the Series B Stock into shares of Common Stock based upon the Conversion Formula.

   (b) Conversion Formula. Each holder of record of shares of the Series B Stock shall have the right to convert all or part of such holder's shares of Series B Stock such that each share of Series B Stock shall convert into one fully paid and non-assessable share of Common Stock (the "**Conversion Formula**"). All Common Stock, which may be issued upon conversion of the Series B Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

   (c) Mechanics of Conversion. Before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same

and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, within five (5) business days, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the "**Conversion Date**."

6. Anti-Dilution Provisions. During the period in which any shares of Series B Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series B Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series B Stock upon the happening of certain events as follows:

(a) Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series B Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series B Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series B Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled, and (ii) all other obligations of the Corporation hereunder. The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases. Unless otherwise provided herein, holders shall not be required to convert Series B stock pursuant to this Section 6(a).

(b) Adjustment of Conversion Formula upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Formula pursuant to Section 5(b) hereof in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Formula pursuant to Section 5(b) hereof in effect immediately prior to such combination will be proportionately increased.

(c) Notice of Adjustment. Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than ten (10) days after any request for such an adjustment by the holder, cause a notice setting forth the

adjusted Conversion Formula issuable upon exercise of each share of Series B Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Corporation may, but shall not be obligated to, retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7. Voting Rights. Holders of Series B Stock shall have no voting rights except as required by law, including, but not limited, to the Nevada Revised Statutes.

8. Redemption.

(a) Mandatory Redemption. There is no mandatory redemption

(b) Optional Redemption. So long as there are funds legally available therefor, the Corporation, at the option of the Board of Directors, may redeem all or a part of the shares of Series B Stock at the time outstanding, upon notice as provided in this Section 8 at a price per share equal to the Stated Value.

(c) Notice. Notice of any optional redemption of Series B Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of Series B Stock at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least ten (10) days and not more than sixty (60) days before the date fixed for repayment or redemption, as the case may be. Any notice mailed as provide in this Section 8(c) shall be conclusively presumed to have been duly given, whether or not the holder received such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Stock shall not affect the validity of the proceedings for the redemption of any shares of Series B Stock.

9. Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series B Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series B Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10. Miscellaneous.

(a) The shares of the Series B Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth herein.

(b) The holders of the Series B Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c) Holders of fifty-one percent (51%) of the outstanding shares of Series B Stock may, voting as a single class, elect to waive any provision of these designation of the Series B Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series B Stock.